EXHIBIT 10(vii)

                      LIFE INSURANCE SPLIT-DOLLAR AGREEMENT
                                  (as restated)


     AGREEMENT by and between AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation with its principal office at 2777 Walden Avenue, Buffalo, New York 14225 (the "Company"), and KURT WIEDENHAUPT ("Executive"), residing at 280 Carnoustie Road, East Aurora, New York 14052, first dated as of August 26, 1992, as amended and restated as of July 1, 1996.


                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Executive is currently serving as President and Chief Executive Officer of the Company; and

     WHEREAS, the Company desires to continue to assist the Executive in providing protection for the Executive's family (or other beneficiaries) in the event of the Executive's death while employed by the Company and in augmenting his assets at the time of his retirement or other termination of employment; and

     WHEREAS, the Company has determined that this assistance can best be provided under a "split-dollar" arrangement; and

     WHEREAS, the Executive has applied for and has taken delivery of Insurance Policy No. 3705278 issued by Guardian Life Insurance Company (the "Insurer") in the original face amount of $1,583,240.00 on the life of the Executive (the "Policy");

     NOW, THEREFORE, the parties agree as follows:

     1. OWNERSHIP OF POLICY. The Executive will continue to be the owner of the Policy in accordance with the terms and provisions of this Agreement.

     2. ASSIGNMENT. The Executive has executed a collateral assignment (the "Assignment") of a partial interest in the Policy to the Company in accordance with the terms of Paragraph of this Agreement. The "Assignee's Interest" to which the Assignment refers means the Company's interests in the Policy's death benefit and cash surrender value as described in Paragraph of this Agreement. The Assignment shall terminate upon the termination of this Agreement in accordance with the terms of Paragraph of this Agreement.

     3. PAYMENT OF PREMIUMS. On or before the due date of each annual premium on the Policy, or within the grace period allowed by the Policy or the Insurer for the payment of such annual premium, and for so long as the Executive is employed by the Company before attaining the age of 65, the Company shall pay a portion of the annual premium on the Policy. The portion of each such annual premium to be paid by the

Company shall be determined by the Company in its discretion from year to year. The Executive shall pay the balance of each such annual premium, on or before its due date or within the grace period allowed by the Policy or the Insurer for the payment of such annual premium.

     4. ADDITIONAL COMPENSATION. The Company shall pay to the Executive as additional compensation an amount equal to (i) the portion of each annual premium to be paid by the Executive pursuant to Paragraph 3 of this Agreement plus (ii) an amount such that, after payment of taxes at the marginal rate (as defined in Schedule A to this Agreement) on the entire additional compensation payment, the Executive would have left an amount equal to the portion of the annual premium payment to be paid by the Executive. The Company shall pay such additional compensation to the Executive, subject to any applicable payroll tax withholding, by the end of the grace period allowed by the Policy or the Insurer for the payment of the annual premium.

     5. ALLOCATION OF POLICY VALUES. During the term of this Agreement, the Executive shall retain a death benefit from the Policy equal to the amount specified in Schedule A to this Agreement. The remaining proceeds payable from the Policy upon the death of the Executive shall be payable to the Company under the Assignment. During the term of this Agreement, the Company's interest in the cash surrender value of the Policy pursuant to the Assignment shall be equal to the lesser of the sum of premiums paid by the Company on the Policy or the cash surrender value of the Policy. The Company's interest in the cash surrender value shall be payable to the Company upon the termination of the Executive's employment with the Company other than by reason of death. The Company shall furnish to the Executive a schedule after each anniversary of the Policy showing the relative allocations of the cash surrender value of the Policy.

     6. DESIGNATION OF BENEFICIARY. The Executive shall have the right to name the beneficiary or beneficiaries of the Policy, who, upon the death of the Executive shall receive the proceeds of the Executive's interest in the death benefit of the Policy in accordance with Paragraph below. If the Executive elects to name someone other than his spouse as beneficiary, a written consent from the spouse will be required.

     7. DEATH CLAIMS. In the event of the Executive's death, the Executive's personal representative and the Company will promptly take all steps necessary to cause the death benefits provided under the Policy to be paid by the Insurer. The Policy shall provide by endorsement or otherwise that in the event of the death of the Executive while the Policy is in full force and effect during the term of this Agreement, there shall be paid to the beneficiary or beneficiaries designated by the Executive as provided in Paragraph of this Agreement, that portion of the death benefit retained by the Executive as provided in Paragraph of this Agreement, and the remaining proceeds from the Policy shall be paid directly to the Company.

     8. POLICY LOANS. While this Agreement is in effect and except as provided in Paragraph of this Agreement, there shall be no loans made to the Company or the Executive secured by the Policy.

     9. TERMINATION OF POLICY. The Executive agrees that while this Agreement is in full force and effect, he will not, without the consent of the Company, sell, transfer, surrender, assign, or otherwise terminate the Policy.

     10. TERMINATION OF EMPLOYMENT. Upon the termination of the Executive's employment with the Company, the Executive shall pay to the Company (through a loan secured by the Policy or from other funds) an amount equal to the Company's interest in the cash surrender value of the Policy (as specified in Paragraph of this Agreement). Upon such payment no other amount will be due to the Company under this Agreement and the Company shall release the Assignment. The Executive will thereafter own the Policy free from the terms of this Agreement.

     11. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the termination of the Executive's employment with the Company and the satisfaction of the Company's interest in the Policy under the Assignment as provided in Paragraph of this Agreement.

     12. EXECUTIVE WAIVER. The Executive acknowledges and agrees that if the Agreement and the benefits described in the Agreement constitute an employee benefit plan or part of an employee benefit plan for purposes of Title I of the Employee Retirement Income Security Act, as amended ("ERISA"), (i) the plan is a welfare plan and not a pension plan and, therefore, is exempt from the participation, vesting, benefit accrual, joint and survivor and preretirement survivor annuity, and other requirements of Title I of ERISA, and (ii) the Executive irrevocably waives, on behalf of himself and any spouse to whom he may now or in the future be married, any rights and claims the Executive or his spouse or both of them may have now or in the future under Title I of ERISA with respect to such plan, even if it should be construed as a pension plan. The Executive has had sufficient opportunity to review this waiver with counsel. The Company shall administer this Agreement, construe its terms, and make all determinations necessary under this Agreement and shall have complete discretion in doing so.

     13. AMENDMENT OF AGREEMENT. This Agreement shall not be modified or amended except by a written amendment signed by the Company and the Executive. This Agreement shall be binding on the beneficiaries, heirs, and personal representatives of the Executive and the successors and assigns of the Company.

     14. STATE LAW. This Agreement shall be subject to and shall be construed under the laws of the State of New York.

     15. PARAGRAPH READINGS. Paragraph headings as to contents of particular paragraphs of this Agreement are inserted only for convenience and are in no way to be construed as part of the provisions of this Agreement or as a limitation on the scope of particular paragraphs to which they refer.

     16. EFFECTIVE DATE OF RESTATEMENT. The amendment of the Agreement as set forth in this document is effective as of July 1, 1996.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                   AMERICAN PRECISION INDUSTRIES INC.



                   By /s/ John M. Murray
                     -----------------------------------------------
                            John M. Murray,
                            Vice President - Finance and Treasurer



                   By /s/ James J. Tanous
                     -----------------------------------------------
                            James J. Tanous, Secretary



                   /s/ Kurt Wiedenhaupt
                   -------------------------------------------------
                   Kurt Wiedenhaupt, individually

                                   SCHEDULE A

                          Effective as of July 1, 1996





    I.   Marginal Tax Rate
         -----------------

         The marginal tax rate is the marginal tax rate applicable to the Employee on the date as of which a premium payment is made, as determined by the Company. The Company shall determine the marginal tax rate applicable to the Employee as of the premium payment date, taking into account federal, state, and local income tax rates; the hospital insurance tax rate under the Federal Insurance Contribution Act; the deduction (for income tax purposes) for state and local income taxes; and no income other than income attributable to the Company.

   II.   Death Benefit
         -------------

         The death benefit as in effect on July 1, 1996, is $1,676,534. The death benefit shall be adjusted automatically as of July 1 of each year after 1996 to reflect changes in the cost of living, using the following procedure:

         The death benefit in effect as of the immediately preceding July 1 shall be increased or decreased by a factor derived from the Consumer Price Index for All Urban Consumers (1982-84 = 100) published by the United States Bureau of Labor Statistics for the month of June preceding the date as of which the adjustment is being made.